Exhibit 10.2

KIMBALL HILL, INC.
INVESTOR RIGHTS AGREEMENT

September 12, 2006

TABLE OF CONTENTS

1.	Definitions		1

2.	Effective Date		5

3.	Board of Directors		5

	3.1	Board Composition	5
	3.2	Expiration	5

4.	Protective Provisions.		5

	4.1	Required Investor Approval	5
	4.2	Board Review and Approval	6
	4.3	Affiliate Transactions.	7
	4.4	Expiration of Protective Provisions	9

5.	Information Rights		9

	5.1	Financial Information	9
	5.2	Confidentiality.	10
	5.3	Termination of Rights	11

6.	Investor Rights		11

	6.1	Preemptive Rights	11
	6.2	Drag Along and Tag Along Rights	13
	6.3	Termination of Investor Rights	14

7.	Right of First Refusal		14

	7.1	Company and Stockholder Right	14
	7.2	Termination of Right of First Refusal

8.	Restrictions on Transferability; Registration Rights		15

	8.1	Restrictions	15
	8.2	Demand Registrations	16
	8.3	Company Registration	19
	8.4	Registration Procedures	20
	8.5	Information by Investor	21
	8.6	Indemnification	22

	8.7	Expenses of Registration	24
	8.8	Rule 144 Reporting	24
	8.9	Transfer of Registration Rights	25
	8.10	Limitations on Subsequent Registration Rights	25
	8.11	Procedure for Underwriter Cutbacks	25
	8.12	Lock-up Provisions	26

9.	Miscellaneous		26

	9.1	Governing Law	26
	9.2	Transfers; Successors and Assigns	26
	9.3	Entire Agreement	27
	9.4	Notices, Etc.	27
	9.5	Delays or Omissions	29
	9.6	Dispute Resolution Fees	29
	9.7	Counterparts	29
	9.8	Severability	29
	9.9	Titles and Subtitles	29
	9.10	Amendment and Waiver	29
	9.11	Rights of Investors	29
	9.12	Aggregation of Stock	30
	9.13	No Strict Construction	30

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (the “Agreement”) is made as of September 12, 2006, by and among Kimball Hill, Inc., an Illinois corporation (the “Company”) and Equity Investments III, LLC, a Delaware limited liability company (“Equity Investments”).

RECITALS

WHEREAS, the Company and Equity Investments have entered into a Subscription Agreement (the “Subscription Agreement”) of even date herewith, pursuant to which the Company wants to sell to Equity Investments and Equity Investments wants to purchase from the Company shares of the Company’s Common Stock;

WHEREAS, as a condition to Equity Investments’ obligation to purchase shares of the Company’s Common Stock under the Subscription Agreement, the Company and Equity Investments have agreed to enter into this Agreement in order to provide for matters pertaining to the management and corporate governance of the Company, including the composition of the Board, and to impose certain restrictions and obligations on, and grant certain rights to Equity Investments as more specifically set forth herein (including, without limitation, certain protective provisions, certain rights to receive information pertaining to the Company, certain preemptive rights and certain rights to register shares of the Company’s Common Stock); and

WHEREAS, the Company wants to induce Equity Investments to purchase shares of the Company’s Common Stock pursuant to the Subscription Agreement by agreeing to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Definitions.

1.1           As used in this Agreement, the following terms have the following respective meanings:

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person.  For purposes of Section 4.3, Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the voting stock of the referent Person, (2) of which 10% or more of the voting stock is beneficially owned or held, directly or indirectly, by the referenced Person or (3) with respect to an individual, any immediate family member of such Person.  For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Board” means the board of directors of the Company.

“Closing” refers to the date hereof.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” means the common stock of the Company.

“Controlled Affiliate” means any Affiliate of the Investor (i) of which 50% or more of the voting interests are beneficially owned or held, directly or indirectly, by the Investor or (ii) which is under direct or indirect common control with Investor by a Person which beneficially owns or holds, directly or indirectly, 50% or more of the voting interests of both the Affiliate and the Investor.

“Controlling Affiliate” means (i) the sole member of Equity Investments on September 12, 2006 (“Parent”) and (ii) any Person that, directly or indirectly, owns or has acquired 50% or more of the voting interests or all or substantially all of the assets of, or has otherwise gained control of, Parent.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Investor” means (i) Equity Investments, so long as Equity Investments is holding Registrable Securities, and (ii) any other Person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Sections 8.9 and 9.2 hereof.

“Investor Shares” shall mean the 952,380 shares of Common Stock purchased by the Investor pursuant to the Subscription Agreement.

“IPO” means the first public offering of the Common Stock of the Company (or its successor) to the general public that is affected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act.

“Note Indenture” refers to that certain Indenture, dated as of December 19, 2005, by and among the Company, the Guarantors named therein and U.S. Bank National Association, pursuant to which the Company issued $203,000,000 10½% Senior Subordinated Notes due 2012.

“Other Stockholders” means Persons other than the Investor who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

“Permitted Holder” means (i) David K. Hill, Diane G. Hill, their immediate family members (as defined by the New York Stock Exchange’s listing requirements) or the respective spouses and former spouses (including widows and widowers), heirs or lineal descendants of any of the foregoing; (ii) an estate, trust (including a revocable trust, declaration of trust or a voting trust), guardianship, other legal representative relationship or custodianship for the primary benefit of one or more individuals described in clause (i) above or controlled by one or more individuals described in clause (i) above; (iii) a corporation, partnership, limited liability company, foundation, charitable organization or other entity if a majority of the voting power and, if applicable, a majority of the value of the equity ownership of such corporation, partnership, limited liability company, foundation, charitable organization or other entity is directly or indirectly owned by or for the primary benefit of one or more individuals or entities described in clauses (i) or (ii) above; and (iv) a corporation, partnership, limited liability company, foundation, charitable organization or other entity controlled directly or indirectly by one or more individuals or entities described in clauses (i), (ii) or (iii) above.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Pro Rata Portion” means the ratio that (x) the sum of the number of shares of the Company’s Common Stock held by the Investor immediately prior to the issuance of New Securities, assuming full exercise and/or conversion of all Company securities (including options, warrants, stock units and similar instruments) exercisable and/or convertible into the Company’s Common Stock then held by such Investor, bears to (y) the sum of the total number of shares of the Company’s Common Stock then outstanding, assuming full exercise and/or conversion of all Company securities (including options, warrants, stock units and similar instruments) exercisable and/or convertible into the Company’s Common Stock then outstanding.

The terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Blackout Period” shall mean a period of time declared by the Company, not to exceed 120 days, during which the Investor may not exercise its registration rights under Section 8 of this Agreement because of the occurrence of material developments that would otherwise be required to be disclosed in the registration statement.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with a registration for the Investor pursuant to Sections 8.2, and 8.3 hereof, including, without limitation, all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company), but shall not include Selling Expenses.

“Registrable Securities” shall mean (i) all Investor Shares and (ii) any Common Stock of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in clause (i) above; provided, however, that shares of Common Stock (including the Investor Shares) or other securities shall cease to be Registrable Securities upon (A) their registration under the Securities Act, (B) their sale to the public either pursuant to an effective registration statement under the Securities Act or Rule 144,

(C) their sale in a private transaction, or (D) their eligibility for sale without restriction under Rule 144 within any ninety- (90-) day period.

“Restricted Securities” shall mean the securities of the Company required to bear the legend set forth in Section 8.1(b) hereof.

“Rule 144” means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

“Rule 145” means Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts, stock transfer taxes, fees and disbursements of legal counsel for the Investor and any other holders registering securities in any given registration, and selling commissions applicable to the securities registered by the Investor.

“Shares” means the Company’s Common Stock, including the Investor Shares, and any other equity securities of the Company.

“Significant Subsidiary” shall mean a subsidiary of the Company meeting the conditions set forth in Rule 1-02(w) of Regulation S-X.

“Subsidiary” shall have the meaning set forth in the Note Indenture.

1.2           The following terms shall have the meanings defined for such terms in the Sections set for below:

Defined Term	Section

Affiliate Transaction	Section 4.3(a)
Agreement	Preamble
Company	Preamble
Equity Investments	Preamble
Excluded Securities	Section 6.1(d)
Indemnified Party	Section 8.6(c)
Indemnifying Party	Section 8.6(c)
Lock-up Period	Section 8.12
New Securities	Section 6.1(a)
Other Shares	Section 8.11
Right of First Refusal	Section 7.1
Subscription Agreement	Recitals

2.             Effective Date.  For purposes of Equity Investments’ income recognition only, the effective date of this Agreement shall be September 1, 2006.

3.             Board of Directors.

3.1           Board Composition.

(a)           As of the Closing, the Board shall be comprised of eight (8) members as follows: David K. Hill, Isaac Heimbinder, C. Kenneth Love, Larry H. Dale, Kent W. Colton, Roy Humphreys, Bruce I. McPhee and Greg Schultz.

(b)           From and after the Closing and prior to the IPO, the Investor shall have the right to designate one (1) member of the Board.  After the consummation of the IPO, the Company will use its reasonable best efforts to nominate one (1) director designated by the Investor for election by the Company’s stockholders at their annual meeting.

(c)           Any designation made by the Investor pursuant to Section 3.1(b) shall only be made after consultation with the Company’s Chairman and Chief Executive Officer.  Such designated member shall meet any and all minimum criteria applicable to all of the Company’s director nominees.

(d)           If the Investor fails to designate a representative to fill a directorship pursuant to the terms of this Section 3, the election of an individual to such directorship shall be accomplished by the Board in accordance with the Company’s bylaws and applicable law until such time as the Investor exercises such designation right.

3.2           Expiration.  The provisions of this Section 3 shall expire at such time as the Investor no longer holds ten percent (10%) or more of the issued and outstanding Common Stock.

4.             Protective Provisions.

4.1           Required Investor Approval.  The Company hereby covenants and agrees that it will not, without the prior written approval of the Investor, do or commit to do any of the following actions (either directly or by amendment, merger, consolidation or otherwise):

(a)           prior to and after the consummation of the IPO, neither the Company nor any Subsidiary will incur any indebtedness for borrowed money or grant, create or permit the imposition of any lien, charge, security interest or other encumbrance upon any of the assets or properties of the Company or any Subsidiary or guaranty or provide surety for the obligations of any third party with a value greater than $100,000,000, other than as permitted under the Note Indenture, as amended or supplemented from time to time, and/or other indentures entered into by the Company with respect to new senior or subordinated public debt;

(b)           prior to the IPO,

(i)            amend or modify the certificate of incorporation or by-laws of the Company;

(ii)           voluntarily liquidate, wind-up, dissolve or commence any bankruptcy, insolvency, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or make a general assignment for the benefit of creditors of the Company or a Significant Subsidiary;

(iii)          sell all of the Company or any Significant Subsidiary, in a single transaction or in a series of related transactions, whether by sale of equity interests, merger (other than a reincorporation merger or a merger in which the Company or such Significant Subsidiary is the surviving entity and no change of control occurs as a result of such merger), or the sale or disposition of all or substantially all of the assets of the Company or any Significant Subsidiary, in each case for a value less than 1.5x the Company’s or such Significant Subsidiary’s book value (measured as of the end of the most recently completed fiscal quarter); and

(c)           after the consummation of the IPO, amend or modify the certificate of incorporation or by-laws of the Company in a manner adverse to the Investor’s rights as a holder of Common Stock.

4.2           Board Review and Approval.  The Company shall not take any of the following actions prior to or after the consummation of the IPO unless, prior to taking such action, the action was submitted to the Board for review and was approved by the Board in accordance with the Company’s by-laws:

(a)           sell all of the Company, whether by sale of equity interests, merger or the sale or other disposition of all or substantially all of the assets of the Company;

(b)           make any acquisitions of land in a single transaction or series of related transactions by the Company or any Subsidiary in excess of $50,000,000;

(c)           make any payment on account of, or set aside any assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any equity interest of the Company, except (1) redemptions from officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service and (2) repurchases of equity interests deemed to occur upon the exercise of stock options if the equity interests represent a portion of the exercise price thereof and repurchases of equity interests deemed to occur upon the withholding of a portion of the equity interests issued, granted or awarded to an employee, director or consultant in respect of the payment of taxes payable by such employee, director or consultant upon such issuance, grant or award;

(d)           voluntarily liquidate, wind-up, dissolve or commence any bankruptcy, insolvency, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or make a general assignment for the benefit of creditors of the Company;

(e)           settle any litigation or similar action which is specifically disclosed in the Company’s filings with the Commission;

(f)            engage in any business other than a “Permitted Business” (as defined in the Note Indenture);

(g)           increase the size of the Board of the Company beyond nine (9) directors;

(h)           subject to Section 6.1, issue any stock in connection with any business combination or acquisition transaction;

(i)            subject to Section 6.1, issue any stock to financial institutions, commercial lenders, brokers or finders or any similar party, or their respective designees, in connection with the incurrence or guarantee of indebtedness by the Company;

(j)            declare any cash dividends made payable to Company stockholders; and

(k)           amend or modify the certificate of incorporation or by-laws of the Company.

4.3           Affiliate Transactions.

(a)           The Company shall not directly or indirectly, in one transaction or in a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate involving aggregate consideration in excess of $120,000 (an “Affiliate Transaction”), unless:

(i)            such Affiliate Transaction is on terms that are not materially less favorable to the Company than those that may have been obtained in a comparable transaction at such time on an arm’s-length basis by the Company from a Person that is not an Affiliate of the Company; and

(ii)           the Company delivers to the Investor:

(A)          with respect to any Affiliate Transaction involving aggregate value in excess of $10,000,000, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above and either (i) if there are one or more members of the Board Company who qualify as independent directors, a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by the Board and a majority of the independent directors of the Company approving such Affiliate Transaction or (ii) a written opinion or appraisal of the types described in clause (b) below; and

(B)           with respect to any Affiliate Transaction involving aggregate value of $25,000,000 or more, the certificates described in the preceding clause (a) and (x) a written opinion as to the fairness of such Affiliate Transaction to the Company from a financial point of view or (y) a written appraisal supporting the value of such Affiliate Transaction, in either case, issued by an independent financial advisor.

(b)           The foregoing restrictions set forth in this Section 4.3 shall not apply to:

(i)            transactions exclusively between or among (a) the Company and one or more Subsidiaries or (b) Subsidiaries or entities that become Subsidiaries as a result of such transaction; provided, in each case, that no Affiliate of the Company (other than another Subsidiary) owns equity interests of any such Subsidiary;

(ii)           reasonable director, officer, employee and consultant compensation (including bonuses) and other benefits (including retirement, health, stock and other benefit plans), including compensation and benefits consistent with past practice, and indemnification arrangements;

(iii)          loans and advances permitted by clause (3) of the definition of “Permitted Investments” (as defined in the Note Indenture);

(iv)          any agreement in effect as of December 19, 2005 or any extension, amendment or modification thereto (so long as any such extension, amendment or modification satisfies the requirements set forth in clause (1) of the first paragraph above) or any transaction contemplated thereby;

(v)           any transaction with a Person that would otherwise constitute an Affiliate Transaction solely because the Company or a Subsidiary owns an equity interest in or otherwise controls such Person; provided, however, that no Affiliate of the Company or any of its Subsidiaries other than the Company or a Subsidiary shall have a beneficial interest in such Person;

(vi)          Restricted Payments of the type described in clause (1), (2) or (4) of the definition of “Restricted Payment” (as defined in the Note Indenture) and which are made in accordance with Section 4.08 of the Note Indenture; or

(vii)         issuances or sales of Qualified Equity Interests (as defined in the Note Indenture) by the Company to an Affiliate.

4.4           Expiration of Protective Provisions.  The provisions set forth in this Section 4 shall expire at such time as the Investor no longer holds ten percent (10%) or more of the issued and outstanding Common Stock; provided, however, that that Investor agrees to terminate the provisions set forth in this Section 4 in connection with the IPO if such provisions are inconsistent with the rules of the principal exchange or market in which the Common Stock will be listed in connection with the IPO; and provided further that if the managing underwriter(s) in the IPO concludes that the continuation of any of such provisions following the IPO will adversely affect the marketability of the IPO, the Investor shall consult in good faith with the managing underwriter(s) and the Company to make appropriate deletions or modifications to such provisions to ensure the marketability of the IPO.

5.             Information Rights.

5.1           Financial Information.  The Company will furnish to the Investor the following reports or information:

(a)           As soon as practicable after the end of each fiscal year beginning with fiscal year 2006, and in any event within ninety (90) days thereafter, consolidated balance sheets of the Company and its Subsidiaries, if any applicable Subsidiaries, as of the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its Subsidiaries, if any applicable Subsidiaries, for such year, prepared in accordance with U.S. generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of national standing selected by the Company;

(b)           As soon as practicable, but in any event within forty-five (45) days after the end of each fiscal quarter of the Company beginning with the first (1st) quarter of fiscal 2007, consolidated balance sheets of the Company and its Subsidiaries, if any applicable Subsidiaries, as of the end of such quarterly period, consolidated statements of income of the Company and its Subsidiaries, if any applicable Subsidiaries, for such quarterly periods and consolidated statements of cash flows of the Company and its Subsidiaries, if any applicable Subsidiaries, on a year-to-date basis through the end of such quarterly period, prepared in accordance with U.S. generally accepted accounting principles consistently applied and setting forth in comparative form the income and cash flow figures for the corresponding periods of the previous fiscal year and consolidated balance sheet figures as of the end of the previous fiscal year, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company, except such financial statements need not contain the notes required by U.S. generally accepted accounting principles;

(c)           Within two (2) business days after the end of the calendar month ended September 30, 2006, and as soon as practicable, but in any event within thirty (30) days after the end of each other calendar month which is not the last month of a fiscal quarter, beginning with the first (1st) quarter of fiscal 2007, a good faith estimate of the net income of the Company for such month, calculated in accordance with U.S. generally accepted accounting principles (except such estimate need not contain the notes required by U.S. generally accepted accounting principles) and subject to normal revision and adjustment; and

(d)           Within two (2) business days after the end of each fiscal quarter, beginning with the first (1st) quarter of fiscal 2007, a good faith estimate of the net income of the Company for such quarterly period, calculated in accordance with U.S. generally accepted accounting principles (except such estimate need not contain the notes required by U.S. generally accepted accounting principles) and recognized to be preliminary and subject to normal revision.

Investor acknowledges and agrees that the financial information provided pursuant to Sections 5.1(c) and 5.1(d) above is not prepared with a view to public disclosure and not prepared with a view to compliance with published guidelines of the Commission or any other regulatory or financial body.

5.2           Confidentiality.

(a)           The Investor agrees, and agrees to cause its Affiliates, to at all times hold in confidence and keep secret and inviolate all of the Company’s confidential information, including, without limitation, all unpublished matters relating to the trade secrets, specifications, designs, plans, data, supplier names and information, prices and terms, documents, reports, financial statements and records and employee records and data of the Company (regardless of whether such information is marked as proprietary or confidential or is written or oral), which the Investor or any such Affiliates may or hereafter come to know or derive from such confidential information, and will not disclose to any other Person any of the confidential information without the Company’s prior written consent; provided, however, that, the Investor and its Affiliates may disclose any such information (i) to the extent required by applicable law or legal process, (ii) to its representatives and agents who need to know the information contained in the confidential materials and who the Investor or its Affiliate inform of the confidential nature of such information, (iii) in the event such confidential information was or becomes generally available to the public other than as a result of a disclosure by the Investor, its Affiliates, or any representatives thereof, or (iv) in the event such confidential information was or becomes available to the Investor, an Affiliate or any representative thereof on a nonconfidential basis from a source other than the Company or its representatives (provided that such source is not bound by a confidentiality obligation to the Company).   In the case of any disclosure permitted by subparagraph (i) above,  the Investor shall use reasonable efforts (to the extent not prohibited by any applicable law, court order or other legitimate governmental authority) to provide the Company with prompt advance notice of such disclosure so that the Company shall have the opportunity if it so desires to seek a protective order or other appropriate remedy and, in connection with any disclosure required by the Commission or the rules of or any stock exchange to which the Investor or any Affiliate of the Investor is subject, the Investor shall reasonably cooperate, at the Company’s expense, with the Company’s efforts to obtain confidential treatment for such disclosure and the Investor shall only furnish or disclose that portion of the confidential information as is required by law.  Investor shall be responsible for any use and disclosure of confidential information by its representatives, agents and Affiliates in violation of this Agreement.

(b)           Notwithstanding the foregoing, the Investor may disclose any such confidential information to any potential purchaser of the Investor Shares as long as such potential purchaser agrees to be bound by the confidentiality provisions set forth in this Section 5.2; provided, however, that if such potential purchaser is in the homebuilding business, the Investor shall only make such disclosure after providing prior written notice to the Company at least five business days before disclosing any such confidential information.

(c)           The Investor and its Affiliates agree that such confidential information shall be used only in connection with the business of the Company, the Investor’s equity investment therein and any lending relationship between the Company and the Investor, and not for any other purpose, including, without limitation, in connection with any competitive or potentially competitive activities.  Any publicity release, advertisement, filing, public statement or announcement made, regarding this Agreement or any of the transactions contemplated hereby is to be first reviewed by, and must be reasonably satisfactory to, both the Investor and the Company.

(d)           Neither the Investor nor any of its Affiliates will purchase or sell any Shares, including the Investor Shares, on the basis of any confidential information, whether through a binding contract to purchase or sell any such Shares, instructions to any person to purchase or sell any such Shares for its own account or the account of any of its representatives or a written plan for trading any such Shares.

5.3                Termination of Rights.  The rights set forth in Sections 5.1(a) and 5.1(b) above shall terminate upon the consummation of the IPO.  The Company’s obligations to provide monthly and quarterly estimates of the Company’s net income pursuant to Sections 5.1(c) and 5.1(d) above shall terminate upon the earlier to occur of (a) such time at which the estimates provided pursuant to Sections 5.1(c) or 5.1(d) would be readily ascertainable from the financial statements or other public filings of Investor, a Controlling Affiliate or any Subsidiary of Investor or a Controlling Affiliate or (b) the consummation of the IPO.  The obligations set forth in Section 5.2 shall survive the expiration of the rights set forth in Section 5.1 and shall expire two years from the first date on which the Investor no longer holds any Investor Shares.

6.     Investor Rights.

6.1                Preemptive Rights.

(a)           Investor Right.  Subject to the terms and conditions contained in this Section 6.1, in the event that the Company offers any equity securities for sale (including, without limitation, securities convertible into or exchangeable for equity securities of the Company) (the “New Securities”), the Investor has the right to purchase its Pro Rata Portion of the New Securities on the same terms and conditions as offered to any third party.

(b)           Notice of Right.  In the event the Company proposes to undertake an issuance of New Securities, it shall give the Investor written notice of its intention, describing in reasonable detail the type of securities and the price and terms upon which the Company proposes to issue the same. The Investor shall have ten (10) days from the date of delivery of any such notice to agree to purchase up to its Pro Rata Portion of such New

Securities, for the price and upon the terms specified in the notice, by delivering written notice to the Company and stating therein the quantity of New Securities to be purchased.

(c)           Lapse and Reinstatement of Right.  The Company shall have sixty (60) days following the ten- (10-) day period described in Section 6.1(b) to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within forty-five (45) days from the date of said agreement) to sell the New Securities with respect to which the Investor’s preemptive right was not exercised, at a price and upon terms no more favorable to the purchasers of such securities than specified in the Company’s notice.  In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said sixty- (60-) day period (or sold and issued New Securities in accordance with the foregoing within forty-five (45) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Investor in the manner provided above.

(d)           Excluded Securities.  Notwithstanding the foregoing, and provided that such issuances shall not result in or cause the Investor to hold less than twenty percent (20%) of the then outstanding Common Stock, assuming full exercise and/or conversion of all the then outstanding Company securities (including options, warrants, stock units and similar instruments) exercisable and/or convertible into the Company’s Common Stock, the following issuances shall constitute “Excluded Securities” and shall not trigger the preemptive rights set forth in Section 6.1(a) above:

(i)            the Investor Shares;

(ii)           Common Stock issued in connection with any stock split, stock dividend, or any subdivision of shares of Common Stock by the Company or the conversion of Common Stock into another class of capital stock;

(iii)          Common Stock (or options to purchase such shares of Common Stock) issued or issuable to current, former or future employees or directors of, or consultants to, the Company and its Subsidiaries or in connection with any person’s employment, independent contractor or consulting arrangements with the Company (or to such persons’ transferees, estates or beneficiaries under their estates);

(iv)          Common Stock issued or issuable in any business combination or acquisition transaction approved by the Board;

(v)           Common Stock issued to financial institutions, commercial lenders, brokers or finders or any similar party, or their respective designees, in connection with the incurrence or guarantee of indebtedness by the Company, in each case approved by the Board; and

(vi)          issuances of equity securities in connection with an underwritten public offering (including the IPO);

provided, however, that Common Stock (or options to purchase Common Stock) may be issued pursuant to subsections (iii), (iv) and (v) above without being subject to the foregoing 20%

restriction only to the extent the Investor has the opportunity to purchase additional Common Stock at fair market value as determined by the Board, in good faith in the exercise of its reasonable business judgment, at the time of the relevant transaction so that the Investor will own twenty percent (20%) of the then outstanding Common Stock assuming full exercise and/or conversion of all the then outstanding Company securities (including options, warrants, stock units and similar instruments) exercisable and/or convertible into the Company’s Common Stock.

6.2                Drag Along and Tag Along Rights.

(a)           Drag Along Rights.  If any Permitted Holder or group of Permitted Holders desires to sell fifty percent (50%) of more of the outstanding capital stock of the Company, in the aggregate, to an unaffiliated purchaser or purchasers in a single transaction or a series of related transactions, the Permitted Holder(s) and/or the Company shall have the right to require the Investor to sell or transfer its pro rata portion of the Investor Shares to such unaffiliated purchaser, which transfer shall be made on the same terms and conditions applicable, and for the same type and amount of consideration payable (excluding any consideration that the Company’s directors, officers or managers may receive from employment, consulting or non-competition agreements with the unaffiliated purchaser to the extent such consideration is properly allocable as consideration under such agreements), to such selling Permitted Holder(s); provided that the consideration payable to the Investor for its pro rata portion of the Investor Shares shall be no less than 1.5x the book value of those shares (measured as of the end of the most recently completed fiscal quarter).  Investor shall take all necessary actions reasonably requested by the Permitted Holder(s) or the Company in connection with and to facilitate the purpose of this Section 6.2(a), provided that Investor shall not be required to share in any indemnification or other obligations that the Permitted Holder(s) agrees to provide in connection with a transfer other than as provided for in Section 6.2(c).

(b)           Tag Along Rights.  If any Permitted Holder proposes to transfer equity securities representing fifteen percent (15%) or more of the outstanding capital stock of the Company to an unaffiliated purchaser or purchasers in a single transaction or a series of related transactions, the Investor shall have the right to require the purchase of a number of the Investor Shares equal to the product of (i) the quotient determined by dividing the percentage of Shares owned by the Investor by the aggregate percentage of shares owned by such Permitted Holder(s), the Investor and the other stockholders participating in such sale and (ii) the number of Shares to be sold in the contemplated transfer.  Such sale shall be on the same terms and conditions applicable, and for the same type and amount of consideration payable (excluding any consideration that the Company’s directors, officers or managers may receive from employment, consulting or non-competition agreements with the unaffiliated purchaser to the extent such consideration is properly allocable as consideration under such agreements), to the Permitted Holder(s).

For example, if the notice contemplated the sale of 100 Shares by the Permitted Holder, and if the Permitted Holder at such time owns 30% of all Shares and if Investor elects to participate and owns 20% of all Shares, the Investor would be entitled to sell 40 shares and the Permitted Holder would be entitled to sell 60 shares.

Investor and the Permitted Holder shall take all necessary actions reasonably requested by the other in connection with and to facilitate the purpose of this Section 6.2(b), provided that Investor shall not be required to share in any indemnification or other obligations that the Permitted Holder(s) agrees to provide in connection with a transfer other than as provided for in Section 6.2(c).

(c)           The Investor will bear its own costs associated with the sale of any Investor Shares pursuant to Sections 6.2(a) and 6.2(b) and will bear all costs relating to Persons hired or retained by the Investor in connection with such sale.  If Investor transfers any number of Investor Shares pursuant to Sections 6.2(a) or 6.2(b), it shall be obligated, on a several pro rata basis, consistent with the Permitted Holder(s) participating in such sale, to share in any indemnification or other obligations that the Permitted Holder(s) agrees to provide in connection with a transfer pursuant to Sections 6.2(a) or 6.2(b) to the extent such indemnification relates directly to representations and warranties of the Investor regarding the Investor’s authority, authorization, title to and ownership of the Investor Shares and non-contravention related to its ownership of the Investor Shares and performance of the obligations Investor agrees to in the applicable agreement (provided that Investor shall not be obligated in connection with such transfer to agree to indemnify or hold harmless the transferees with respect to an amount in excess of the net cash proceeds paid to Investor in connection with such transfer).

6.3           Termination of Investor Rights.  The rights set forth in Sections 6.1 and 6.2 above shall terminate upon the consummation of, and shall not be applicable to, the IPO.

7.             Right of First Refusal.

7.1           Company and Stockholder Right.

(a)           In the event that the Investor wishes to sell any or all of the Investor Shares prior to December 31, 2009, the Company and, to the extent that the Company does not fully exercise its right of first refusal, the holders of Common Stock shall have six (6) months to match the offer of any third party to purchase all, but not less than all, of the Investor Shares to be transferred (the “Right of First Refusal”).  The Investor shall give the Company written notice of its intention to sell any or all of the Investor Shares, describing in reasonable detail the consideration for such Investor Shares, the terms and conditions upon which the sale is to occur and the identity, background and ownership (if applicable) of the third party, and such notice shall constitute a binding offer by the Investor to sell the Shares to the Company for such consideration (or the cash equivalent thereof) and on such terms and conditions.  In the event the consideration specified in such written notice is payable in a form other than cash, the value of any non-cash consideration shall be determined by a nationally recognized investment banking firm, experienced in such valuation matters and mutually agreed upon by the Company and the Investor, and the Company shall pay the cash equivalent of such non-cash consideration.  All consideration shall be due and payable at the closing of the transaction.  The Investor and the Company shall each bear fifty percent (50%) of all costs relating to the valuation by the investment banking firm referenced above.

(b)           The Company shall have six (6) months from the date of delivery of any such notice to agree to purchase all of the Investor Shares to be transferred, for the consideration and upon the terms and conditions specified in the notice, by delivering written notice to the Investor.  If the Company does not elect to purchase all of the Investor Shares pursuant to this Section 7.1 and the holders of Common Stock of the Company elect to purchase the Investor Shares to be transferred, the Investor Shares purchased by the holders of Common Stock of the Company shall be allocated pro rata according to the then current number of Shares owned by each such holder.  To the extent the Company and the holders of Common Stock elect not to purchase the Investor Shares being offered, Investor may, within thirty (30) days after receipt of such notice from the Company or the holders, transfer such Shares to the third party identified in the original notice for the consideration and upon terms and conditions no more favorable to the third party than offered to the Company and other holders of Common Stock in the original notice.  Any Investor Shares not transferred within such thirty (30) day period shall be re-offered to the Company and the other holders of Common stock under this Section 7.1 prior to any subsequent transfer.

7.2           Termination of Right of First Refusal.  The Right of First Refusal set forth in Section 7.1 shall terminate upon the earlier to occur of (a) December 31, 2009 or (b) the consummation of the IPO.

8.             Restrictions on Transferability; Registration Rights.

8.1           Restrictions.

(a)           The Investor hereby agrees not to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or by operation of law, but excluding by way of merger or consolidation) any interest in the Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 8.1 and Section 8.12, provided and to the extent such Sections are then applicable, and (i) there is then in effect a registration statement under the Securities Act covering such proposed transfer and such transfer is made in accordance with such registration statement, or (ii) the Investor shall have notified the Company of the proposed transfer and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed transfer, and, if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such transfer will not require registration under the Securities Act.  Each Investor consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 8.1.

(b)           Each certificate representing Registrable Securities and each certificate issued in exchange for or upon the transfer of Registrable Securities shall be stamped or otherwise imprinted with legends substantially in the following forms (in addition to any legend required under applicable state securities laws or the Company’s charter documents):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAWS.  SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION

OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED AS A RESULT OF AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR LAWS.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN INVESTOR RIGHTS AGREEMENT, DATED AS OF SEPTEMBER 12, 2006, BY AND BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

(c)           The Company shall promptly reissue unlegended certificates at the request of the Investor holding such certificate if the Investor shall have obtained an opinion of counsel reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be disposed of without registration, qualification, or legend pursuant to subsection (k) of Rule 144.

8.2           Demand Registrations.

(a)           Long-Form Registrations.

(i)            At any time following the IPO, subject to any lock-up requirements of the Company’s underwriters, the Investor shall be entitled to request registration under the Securities Act of all or part of its Registrable Securities, the anticipated aggregate offering price of which, net of underwriting discounts and commissions, exceeds $25,000,000, on Form S-1 or any similar long form-registration.

(ii)           If the Company (or its successor) shall receive from the Investor a written request that the Company effect any registration pursuant to Section 8.2(a)(i), the Company (or its successor) will (A) within thirty (30) days of receipt thereof deliver written notice of the proposed registration to any other holder of Registrable Securities; and (B) as soon as reasonably practicable, use its reasonable efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder(s) of Registrable Securities joining in such request as are specified in a written request delivered to the Company within twenty (20) days after delivery of such written notice from the Company;

(iii)          The Company shall not be obligated to take any action to effect any such registration pursuant to this Section 8.2(a):

(A)          prior to the termination of the Lock-up Period for the IPO;

(B)           after the Company has effected two (2) such registrations pursuant to this Section 8.2(a), such registrations have been declared or ordered effective, and kept effective by the Company as required by Section 8.4(a);
(C)           during the period starting with the date the Investor has requested a registration under Section 8.2 hereof, and ending on a date one hundred and eighty (180) days after the effective date of such registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;
(D)          during a Registration Blackout Period; or
(E)           in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

The registration statement filed pursuant to the request of the Investor may, subject to the provisions of Sections 8.2(c)(ii) and Section 8.11 hereof, include other securities of the Company with respect to which registration rights have been granted, and may include securities being sold for the account of the Company.

(b)           Short-Form Registrations.

(i)            After the IPO, the Company shall use its reasonable best efforts to qualify for registration on Form S-3 or any comparable or successor form.  To that end the Company shall register (whether or not required by law to do so) its Common Stock under the Exchange Act in accordance with the provisions of the Exchange Act following the effective date of the first registration of any securities of the Company on Form S-1 or any comparable or successor form or forms.

(ii)           At any time after the Company becomes eligible to file a registration statement under the Securities Act on Form S-3, the Investor shall be entitled to request registration under the Securities Act of all or part of its Registrable Securities, the anticipated aggregate offering price of which, net of underwriting discounts and commissions, exceeds $25,000,000, on Form S-3 or any comparable or successor form.

(iii)          If the Company (or its successor) shall receive from the Investor a written request that the Company effect any registration pursuant to Section 8.2(b)(i), the Company (or its successor) will (A) within thirty (30) days of receipt thereof deliver written notice of the proposed registration to any other holder of Registrable Securities; and (B) as soon as reasonably practicable, use its reasonable efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder(s) of Registrable Securities joining in such request as are specified in a written request delivered to the Company within twenty (20) days after delivery of such written notice from the Company;

(iv)          The Company shall not be obligated to take any action to effect any such registration pursuant to this Section 8.2(b):

(A)          if the Company has already effected two (2) such registrations pursuant to this Section 8.2(b) within the preceding twelve months, provided such registrations have been declared or ordered effective, and kept effective by the Company as required by Section 8.4(a);
(B)           after the Company has effected four (4) such registrations pursuant to this Section 8.2(b), such registrations have been declared or ordered effective, and the securities offered pursuant to such registrations have been sold;
(C)           during the period starting with the date the Investor has requested a registration under Section 8.2 hereof, and ending on a date one hundred and eighty (180) days after the effective date of such registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;
(D)          during a Registration Blackout Period; or
(E)           in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(c)           General.

(i)            Underwriting.  The rights of the Investor pursuant to this Section 8.2 shall be conditioned upon the Investor’s participation in such underwriting and the inclusion of such Investor’s Registrable Securities in the underwriting to the extent provided herein.  The Investor may elect to include in such underwriting all or a part of the Registrable Securities held by such Investor.  The underwriter(s) for any registration statement under this Section 8.2 shall be selected by the Company after consultation with the Investor.

(ii)           Procedures.  If the Company shall request inclusion in any registration pursuant to this Section 8.2 of securities being sold for its own account, or if other Persons shall request inclusion in any registration pursuant to this Section 8.2, the Investor initiating such registration shall, on behalf of all holders of Registrable Securities, offer to include such securities in the underwriting and may condition such offer on their acceptance of the applicable provisions of this Section 8.  The Company shall (together with all holders or other Persons proposing to distribute their securities through such underwriting) enter into and perform its obligations under an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.  Notwithstanding any other provision of this Section 8.2, if the managing underwriter advises the Investor in writing that marketing factors require a limitation of the number of secondary Shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 8.11.  If any Person who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such Person shall be excluded therefrom by written notice delivered by the Company or the managing underwriter.  Any Registrable Securities and/or other securities so excluded or withdrawn shall also be withdrawn from registration.

(iii)          Withdrawn Requests.  Notwithstanding the foregoing and subject to Section 8.7 of this Agreement, a registration will count for purposes of Sections 8.2(a)(iii) or 8.2(b)(iv) hereof if it is closed or withdrawn at the request of the Investor; provided, however, a withdrawn registration shall not be counted as a requested registration pursuant to Sections 8.2(a)(iii) and 8.2(b)(iv) hereof if the Investor bears the Registration Expenses of such withdrawn registration pursuant to Section 8.7.

8.3           Company Registration.

(a)           Piggyback Rights.  If  at any time following the IPO, the Company shall determine to register any of its securities for the account of a security holder or holders other than (A) a registration pursuant to Sections 8.2 or 8.3 hereof, (B) a registration on Form S-4, S-8, or any successor or similar forms, or (C) a registration on any registration form that does not permit secondary sales, the Company will:

(i)            within fifteen (15) days deliver to the Investor written notice thereof; and

(ii)           use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 8.3(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by the Investor and delivered to the Company within ten (10) days after the written notice is delivered by the Company.  Such written request may include all or a portion of the Investor’s Registrable Securities.

(b)           Primary Offerings.  Nothing in this Agreement confers upon the Investor the right to require the Company to register a secondary offering of the Investor’s equity interest as part of the IPO or any subsequent primary offering of the Company’s Common Stock.

(c)           Underwriting; Procedures.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Investor as a part of the written notice given pursuant to Section 8.3(a)(i).  In such event, the right of the Investor to registration pursuant to this Section 8.3 shall be conditioned upon such Investor’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein.  The Investor shall (together with the Company and the other holders distributing their securities through such underwriting) enter into and perform their obligations under an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.  Notwithstanding any other provision of this Section 8.3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may exclude all Registrable Securities and Other Shares (but not primary Shares offered by the Company) from, or limit the number of Registrable Securities and Other Shares to be included in, the registration and underwriting.  The Company shall so advise all holders of securities requesting registration, and the number of secondary Shares that are entitled to be included in the registration and underwriting shall be allocated as set forth in Section 8.11.  If any Person who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such Person shall be excluded therefrom by written notice delivered by the Company or the managing underwriter.  Any Registrable Securities and/or other securities so excluded or withdrawn shall also be withdrawn from registration.  The underwriter(s) for any registration statement under this Section 8.3 shall be selected by the Company.

(d)   Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 8.3 prior to the effectiveness of such registration, whether or not the Investor has elected to include securities in such registration.

8.4           Registration Procedures.  In the case of each registration effected by the Company pursuant to this Section 8, the Company will keep the Investor advised in writing as to the initiation of each registration and as to the completion thereof and, at its expense, the Company will use its reasonable efforts to:

(a)   Prepare and file with the Commission a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective for at least ninety (90) days or until the distribution described in the registration statement has been completed, whichever occurs first; provided, however, that (i) such 90-day period shall be extended for a period of time equal to the period the Investor refrains from selling any securities included in such registration at the request of an underwriter of common stock or other securities of the Company, and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 90-day period shall be extended, if necessary, up to one hundred eighty (180) days from the effective date of the registration statement or, if earlier, until all such Registrable Securities are sold thereunder, and provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference in the registration statement of information required to be included in (A) and (B) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act;

(b)   Furnish to the Investor and any other holder of Registrable Securities participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

(c)   Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above;

(d)           Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(e)           Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Investor, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(f)            Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(g)           Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)           Use its best efforts to furnish, at the request of the Investor or any other holder requesting registration of Registrable Securities pursuant to this Section 8, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 8, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

8.5                Information by Investor.  The Investor and any other holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such holder or holders, the Registrable Securities held by them, and the distribution proposed by the Investor and such holder or holders as the Company may request in writing and as shall be required in connection with any registration referred to in this Section 8, and the refusal to furnish such information by the Investor or any holder(s) shall relieve the Company of its obligations in this Section 8 with respect to the Investor or such holder(s), respectively.  Furthermore, the Company shall have no obligation with respect to any registration requested pursuant to Section 8.2 or Section 8.3 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration.

8.6                Indemnification.

(a)   To the extent permitted by law, the Company will indemnify the Investor, each of its officers, directors, and each Person controlling the Investor within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Section 8, against all expenses, claims, losses, damages, or liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, or preliminary prospectus, or any amendment or supplement thereto, incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification, or compliance, and the Company will reimburse the Investor, each of its officers, directors and each Person controlling the Investor, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, defending, or settling any such claim, loss, damage, liability, or action, as such expenses are incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by the Investor or controlling Person and stated to be specifically for use therein or arising out of Investor’s or controlling Person’s failure to deliver information necessary to make accurate and true statements in any registration statement, if such information was requested by the Company.  It is agreed that the indemnity agreement contained in this Section 8.6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b)           To the extent permitted by law, the Investor and any other holder of Registrable Securities will, if Registrable Securities held by the Investor or such holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors, officers, each Person who controls the Company within the meaning of Section 15 of the Securities Act, and each other such holder and Other Stockholder, each of their officers, directors, and partners, and each Person controlling such holder or Other Stockholder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such holders, Other Stockholders, directors, officers, Persons or control Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by the Investor or such holder and stated to be specifically for use therein, or such loss, damages or liability incurred arose out of the Investor’s or controlling Person’s failure to deliver information necessary to make accurate and true statements in any registration statement, if such information was requested by the Company; provided, however, that the obligations of the Investor or such holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of the Investor or such holder (which consent shall not be unreasonably withheld); and provided that that in no event shall any indemnity under this Section 8.6 exceed the gross proceeds received by the Investor or such holder in such offering.

(c)           Each party entitled to indemnification under this Section 8.6 (the “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom (provided that a conflict of interest does not exist between the Indemnified Party and the Indemnifying Party with respect to such claim), provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(d)           If the indemnification provided for in this Section 8.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any claim, loss, damage, liability, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified party on the other in connection with the statements or omissions that resulted in such claim, loss, damage, liability, or expense, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.  The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 8.6 were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above.  In no event shall any contribution by a holder under this Section 8.6 exceed the gross proceeds received by such holder in such offering.

(e)           The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, and liabilities referred to above in this Section 8.6 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 8.6(c).   No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f)            Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(g)           The obligations of the Company and the Investor under this Section 8.6 shall survive the completion of any offering of Registrable Securities in a registration statement.

8.7                Expenses of Registration.  All Registration Expenses shall be borne by the Company (or its successor); provided, however, that if the Investor bears the Registration Expenses for any registration proceeding begun pursuant to Section 8.2(a) and subsequently withdrawn by the Investor and any other holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Sections 8.2(a)(iii) and 8.2(b)(iv) once all of the Registration Expenses have been paid by the Investor and the other holders.  If the Investor and the other holders pay the Registration Expenses, such expenses shall be borne by the Investor and such other holders in proportion to the number of Shares for which such registration was requested.  Furthermore, in the event that a withdrawal by the Investor is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Investor requesting registration at the time of the request for registration under Section 8.2(a), such registration proceeding shall not be counted as a requested registration pursuant to Section 8.2(a), even though the Investor does not bear the Registration Expenses for such registration.  All Selling Expenses relating to securities registered on behalf of the Investor and any other selling holders shall be borne by the holders of the registered securities included in such registration pro rata on the basis of the number of shares so registered.

8.8                Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the

Restricted Securities to the public without registration after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

(a)           Make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b)           File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)           So long as the Investor owns any Restricted Securities, to furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company the Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing the Investor to sell any such securities without registration.

8.9                Transfer of Registration Rights.  The rights to cause the Company to register securities granted to any party hereto under Section 8 may be assigned by the Investor only to a transferee or assignee in accordance with the provisions of Section 9.2 hereof, provided that the Company is given written notice prior to such assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, and, provided further, that the assignee of such rights assumes in writing the obligations of the Investor under this Section 8.

8.10              Limitations on Subsequent Registration Rights.  If the Company grants any subsequent registration rights that are more favorable than the registration rights granted to the Investor in this Agreement, the Company will also grant the more favorable registration rights to the Investor.

8.11              Procedure for Underwriter Cutbacks.  In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company with registration rights (the “Other Shares”) requested to be included in a registration on behalf of the Investor or Other Stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Investor and Other Stockholders requesting inclusion of shares pro rata based upon the total number of Registrable Securities or Other Shares held by such Investor and Other Stockholders, respectively; provided, however, that such allocation shall not operate to reduce the aggregate number of Registrable Securities or Other Shares to be included in such registration if the Investor or Other Stockholder does not request inclusion of the maximum number of shares of Registrable Securities or Other Shares allocated to such Investor or Other Stockholder pursuant to the above-described procedure, in which case the remaining portion of its allocation shall be reallocated among those requesting whose allocations did not satisfy their requests pro rata on the basis of total number of shares of Registrable Securities and Other

Shares held by such Investor and Other Stockholders, and this procedure shall be repeated until all shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Investor and Other Stockholders have been so allocated.  The Company shall not limit the number of shares of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares of stock issued or issuable to employees, officers, directors, or consultants pursuant to the Company’s equity incentive plans, or in the case of registrations under Sections 8.2 hereof, in order to include in such registration securities registered for the Company’s own account.  For any holder of securities (including the Investor) which is a partnership or corporation, the partners, stockholders, Subsidiaries, parents and Affiliates of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single “holder,” and any pro rata reduction pursuant to this Section 8.11 with respect to such holder shall be based upon the aggregate amount of Shares carrying registration rights owned by all entities and individuals included in such “holder,” as defined in this sentence.

8.12              Lock-up Provisions.

(a)           The Investor and any other holder of the rights to cause the Company to register securities granted under this Section 8 hereby agree, in connection with the IPO and any subsequent registered offering of the Company’s securities (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), not to sell, make any short sale of, transfer, loan, pledge or otherwise hypothecate or encumber, grant any option for the purchase of, participate in a transaction with the same economic effect as a sale, or otherwise dispose of any shares of the Company’s common equity (excluding those securities included in the registration but including securities convertible into or exchangeable for common equity) without the prior written consent of the underwriter(s) managing such underwritten offering of the Company’s securities, for a period of time prior to and after the IPO and a period of time prior to and after such other registered offering, as may be requested by such managing underwriter(s) (the “Lock-up Period”); provided that in either case all executive officers and directors of the Company (and any “affiliate” (as defined in Rule 405 of the Securities Act) of such executive officers and directors) enter into similar agreement.

(b)           Any waiver of the Investor or other holder(s)’ obligations under this Section 8.12 will be made on a pro rata basis.

(c)           Each holder subject to Section 8.12(a) above hereby agrees to execute and deliver any agreements as may be reasonably requested by the Company or the managing underwriter, provided such agreements are consistent with the foregoing or are necessary to give further effect thereto.

9.     Miscellaneous.

9.1                Governing Law.  This Agreement shall be governed in all respects by the laws of the State of Illinois without regard to choice of laws or conflict of laws provisions thereof.

9.2                Transfers; Successors and Assigns.

(a)           Prior to December 31, 2009, the Investor shall not sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law, but excluding by way of merger or consolidation) any interest in the Investor Shares (a “Transfer”) without the prior written consent of the Company, except pursuant to the provisions of Sections 6.2 and 7 hereof; provided, that notwithstanding the foregoing, the Investor may Transfer any or all of the Investor Shares at any time without the prior written consent of the Company to (i) a Controlled Affiliate or (ii) a Controlling Affiliate.  Investor shall not directly or indirectly seek to avoid the provisions of this Section 9.2(a) by transferring or issuing, or permitting the transfer or issuance of, any direct or indirect equity or beneficial interest in Investor, in a manner designed to avoid or resulting in the avoidance of the provisions of this Section 9.2(a).  Notwithstanding the above provisions of this Section 9.2(a), prior written consent of the Company is not required for any Transfer made after December 31, 2009.

(b)           In the event the Investor Transfers any or all of the Investor Shares to another Person in accordance with the terms of this Agreement (whether or not consent is required by the Company), such transferee shall succeed to and agree to be bound by all rights, remedies, obligations and liabilities of the Investor under the Agreement with respect to such Investor Shares.  Any Transfer or attempted Transfer in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Investor Shares as the owner of such shares for any purpose.

(c)           Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided by this Agreement.

9.3           Entire Agreement.  This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.  Subject to the provisions of Section 9.10 below, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought, unless otherwise provided.

9.4           Notices, Etc.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger, or by telecopier (facsimile) addressed as follows:

If to the Company:	KIMBALL HILL, INC.
5999 New Wilke Road
Suite 504
Rolling Meadows, Illinois 60008
Attn: Chief Executive Officer
Telephone No.: (847) 981-2981
Facsimile No.: (847) 439-0875

With a copy to:	KIMBALL HILL, INC.
5999 New Wilke Road
Suite 504
Rolling Meadows, Illinois 60008
Attn: Office of the General Counsel
Telephone No.: (847) 981-2981
Facsimile No.: (847) 981-2980

With a copy to:	KIRKLAND & ELLIS LLP
200 East Randolph
Chicago, Illinois 60601
Attn: Robert M. Hayward
Telephone No.: (312) 861-2133
Facsimile No.: (312) 861-2200

If to the Investor:	EQUITY INVESTMENTS III, LLC
8400 Normandale Lake Blvd. Ste. 250
Minneapolis, MN 55437
Attn: Laura Mollet
Telephone No.: (952) 857-6911
Facsimile No.: (952) 857-6949

With a copy to:	LATHAM & WATKINS LLP
233 S. Wacker Drive, Suite 5800
Chicago, Illinois 60606
Attn: Richard S. Meller
Telephone No.: (312) 876-6521
Facsimile No.: (312) 993-9767

With a copy to:	EQUITY INVESTMENTS III, LLC
7501 Wisconsin Avenue, Suite 900
Bethesda, MD 20814-6528
Attn: Tad MacDonnell
Telephone No.: (301) 215-6215
Facsimile No.: (301) 215-7210

If to any other holder of any Investor Shares, at such address as such holder shall have furnished to the Company in writing.  The Company or the Investor may change its address for notices hereunder by a notice given pursuant to this Section 9.4.  Unless specifically stated

otherwise, if notice is provided by mail, it shall be deemed given on the third business day next succeeding the day on which it is sent if sent by registered or certified mail, if notice is delivered by hand or by messenger, it shall be deemed given upon actual delivery, and if notice is given by facsimile, it shall be deemed given upon facsimile confirmation that such notice was received.

9.5           Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to Investor or the Company upon any breach or default of the other under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

9.6           Dispute Resolution Fees.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

9.7           Counterparts.  This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

9.8           Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms as if such provision had never been contained herein.

9.9           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.10         Amendment and Waiver.  Any provision of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Investor.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Investor and the Company.  In addition, either party hereto may waive performance of any obligation owing to it, by the other party, or agree to accept alternatives to such performance, without obtaining the consent of the Investor.

9.11         Rights of Investors.  Each party to this Agreement shall have the absolute right to exercise or refrain from exercising any right or rights that such party may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such party shall not incur any liability to any other party or other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

9.12         Aggregation of Stock.  All shares of Common Stock of the Company held or acquired by affiliated entities or Persons shall be aggregated for the purpose of determining the availability of any rights under this Agreement.

9.13         No Strict Construction.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

KIMBALL HILL, INC.

By:	/s/ David K. Hill
Its:	Chairman and Chief Executive Officer

EQUITY INVESTMENTS III, LLC

By:	/s/ Tad MacDonnell
Its:	Vice President